As filed with the Securities and Exchange Commission on April 4, 2007
Registration No. 333-136778

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARRIZO OIL & GAS, INC.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	76-0415919 (I.R.S. Employer Identification No.)

1000 Louisiana, Suite 1500
Houston, Texas 77002
(713) 328-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

S.P. Johnson IV
President and Chief Executive Officer
Carrizo Oil & Gas, Inc.
1000 Louisiana, Suite 1500
Houston, Texas 77002
(713) 328-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Gene J. Oshman
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 779002
(713) 229-1178
     Approximate date of commencement of proposed sale to the public: Sales under this registration statement are ongoing.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☑ 333-136778

     Explanatory Note: This Post-Effective Amendment No. 1 is filed pursuant to Rule 462(d) under the Securities Act solely to add certain exhibits not previously filed with respect to such Registration Statement.
ITEM 16. Exhibits and Financial Statements
(a)     Exhibits

Exhibit Number		Description

23.1	—	Consent of Pannell Kerr Forster of Texas, P.C.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 4, 2007.

CARRIZO OIL & GAS, INC.
By:	/s/ S.P. Johnson IV
	Name:	S.P. Johnson IV
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2007.

Signature	Title

/s/ S.P. Johnson IV (S.P. Johnson IV)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Chief Financial Officer, Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)

* (Steven A. Webster)	Chairman

* (Thomas L. Carter, Jr.)	Director

* (Paul B. Loyd, Jr.)	Director

* (F. Gardner Parker)	Director

* (Roger A. Ramsey)	Director

* (Frank A. Wojtek)	Director

*By:	/s/ Paul F. Boling
Paul F. Boling
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description

23.1	—	Consent of Pannell Kerr Forster of Texas, P.C.

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